Exhibit 10.1

CONSULTING AGREEMENT

This Agreement is entered into as of last date of signing by all parties between Presto Automation Inc. (formerly, E la Carte, Inc.) (“Company”) and Ashish Gupta (“Consultant”).  The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below.  In consideration of the mutual promises contained herein, the parties agree as follows:

1.

Services and Compensation. Consultant agrees to perform for the Company the services described in Exhibit A (“Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services during the Term.

2.	Confidentiality.

A.

Definition.  “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology designs, drawing, engineering, hardware configuration information, marketing, finances or other business information.  Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no omission or wrongful act of Consultant, (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure, or is independently developed by the Consultant without use of or reference to the Company’s Confidential Information as shown by documents and other competent evidence in the Consultant’s possession.

B.

Nonuse and Nondisclosure.  Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party except as permitted under Section 2(D) of this Agreement.  Consultant agrees that all Confidential Information, and copies thereof, will remain the sole property of the Company.  Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.

C.

Former Client Confidential Information.  Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any.  Consultant also agrees that Consultant will not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

D.

Return of Materials.  Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control.

3.	Ownership.

Consulting Agreement

A.

Assignment.  Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company’s line of business in performing the Services under this Agreement (collectively, “Inventions”), are the sole property of the Company.

4.	Conflicting Obligations.

A.

Conflicts. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant’s violation of this Section 4.A will be considered a material breach under Section 6.B.

5.	Written Reports.

A.	The Company may request that project plans, progress reports, and a final results report be provided by the Consultant on a periodic basis.

6.	Terms and Termination.

A.	Term. The term of this Agreement be that set forth in Exhibit A.

B.

Termination.  The Company may terminate this Agreement if the Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement, and Consultant may terminate this Agreement if Company refuses to or is unable to provide Consultant with the consideration provided for herein, though in each of these two instances, a commercially reasonable period must be given to the other party to cure the deficiency (“Cure”) and, only upon deficiency of Cure and with advance, written notice shall the non-breaching party be able to terminate the Agreement, with two (2) weeks-notice after the performance of Cure.

C.	Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:

i.

The Company will pay all amounts owing to Consultant for Services completed and accepted by the Company as set forth in Exhibit A.  Related expenses, if any, shall be submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

ii.

Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Non Solicitation) and Section 10 (Arbitration and Equitable Relief) will survive termination of this Agreement.

7.	Independent Contractor; Benefits.

A.

Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company.  Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or

Consulting Agreement

representative of the Company.  Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority.  Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A.  Notwithstanding the foregoing, if the Company’s Board of Directors appoints Consultant as the Company’s Chief Financial Officer, then such appointment and the authority associated therewith will not be nullified by this Section 7(A). Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B.

Benefits.  The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company.  If Consultant is reclassified by a state or federal agency or court as Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8.	Indemnification.

A.

Consultant agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of  the work product of Consultant under this Agreement.

B.

The Company shall retain D&O insurance coverage (the “Policy”) to indemnify Consultant for Services provided on behalf of the Company during the Term, specifically as set forth in the AIG Liability Insurance Policy.  It is further understood and agreed that, for the purposes of the applicability of this Policy to Loss, as defined in the Policy, the Company will be conclusively deemed to have indemnified the Insureds to the maximum extent that the Company is permitted or required pursuant to law or contract or the charter, bylaws, operating agreement or similar documents of the Company (which are hereby deemed to adopt the broadest provisions of the law which determined or defines such rights of indemnity). The Company hereby agrees to indemnify the Insureds to the fullest extent permitted by law including the making in good faith of any required application for court approval.

9.

Arbitration.   At present and in the future, the parties agree that any and all controversies, claims, or disputes with anyone (including the consultant, company and any employee, officer, director, shareholder or benefit plan of the company in its capacity as such or otherwise), whether brought on an individual, group, or class basis, arising out of, relating to, or resulting from this agreement or the termination of this agreement, including any breach of this agreement, shall be subject to binding arbitration under the arbitration rules set forth in California code of civil procedure section 1280 through 1294.2, including section 1283.05 (the “rules”) and pursuant to California law. disputes which the parties agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under state or federal

Consulting Agreement

law, including, but not limited to, claims under title vii of the civil rights act of 1964, the Americans with Disabilities Act of 1990, the age discrimination in employment act of 1967, the older workers benefit protection act, the Sarbanes Oxley act, the worker adjustment and retraining notification act, the California fair employment and housing act, the family and medical leave act, the California family rights act, the California labor code, claims of harassment, discrimination and wrongful termination and any statutory claims.

A.

Procedure.  The parties agree that any arbitration will be administered by the American arbitration association (“AAA”), and that the neutral arbitrator will be selected in a manner consistent with AAA’s national rules for the resolution of employment disputes. the parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. the parties also agree that the arbitrator shall have the power to award any remedies available under applicable law, and that the arbitrator shall award attorneys’ fees and costs to the substantially prevailing party except as prohibited by law. the parties understand that the company will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that the consultant shall pay the first $125.00 of any filing fees associated with any arbitration consultant initiates. the parties agree that the arbitrator shall administer and conduct any arbitration in a manner consistent with the rules and that to the extent that the AAA’s national rules for the resolution of employment disputes conflict with the rules, the rules shall take precedence. the parties agree that the decision of the arbitrator shall be in writing.  Any arbitration decision so rendered shall be final and binding, and judgment thereon may be entered in any court of competent jurisdiction.

10.	Miscellaneous.

A.	Governing Law. This Agreement shall be governed by the laws of California without regard to conflicts of law rules.

B.	Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement.

C.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

D.	Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.

Notices.  Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service or mailed by U.S. registered or certified mail (return receipt requested), to the party at the party’s address written below or at such other address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.E.

F.	Assignment. The Consultant shall not assign any of his/her rights under this Agreement or delegate the performance of any of his/her duties hereunder.

11.

Notices.  Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served or

Consulting Agreement

if deposited in the United States mail.  If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service.  If such notice, demand, or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or other communication is to be given as follows:

If to the Consultant:	Ashish Gupta
Address on File with Presto Human Resources

If to the Company:	Human Resources
Presto Automation Inc.
985 Industrial Road, Suite 205
San Carlos, CA 94070

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

A.	Modification or Amendment. No amendment, change, or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

B.

Entire Understanding.  This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

C.

Unenforceability of Provisions.  If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the Effective Date.

/s/
PRESTO AUTOMATION		CONSULTANT

Signature:	/s/ Keith Kravcik	Signature:	/s/ Ashish Gupta

Name:	Keith Kravcik	Name:	Ashish Gupta

Audit Committee
Title:	Audit Committee Chairman	Title:	CFO

Date:	04 March 2023 | 9:29:43 PM EST	Date:	04 March 2023 | 10:29:41 PM PST

Consulting Agreement

EXHIBIT A

DUTIES, TERM, AND COMPENSATION

1. DUTIES.  Consultant will perform the following duties, with the title of Principal Financial Officer, on behalf of the Company during the Term:

•	Provide financial advisory and guide other work on an ad hoc basis to support the Company.
•	Sign on behalf of the Company for the fiscal quarter Q3 2023 as Company representative, with respect to the 10-Q filing in May 2023 (“Q3 2023 Filing”).
•	Guide members of the Company’s Finance and other functional teams and the Company’s Board of Directors (the “Board”), in finding information as needed to support the Company.
•

Provide historical and other Company information to the new Chief Accounting Officer to be onboarded on March 17, 2023, as well as the Chief Financial Officer (CFO), should the Company hire one during the Term, to allow the Company to minimize the disruption that comes from a change in CFOs, where possible.

•	Provide guidance on specific tasks, responsibilities and other information needed by Company personnel, to ensure a seamless transition.

2. REPORTING.  Consultant will report directly to Keith Kravcik, Chair of the Company’s Board of Directors Audit Committee, in connection with performance of the duties under this Agreement.

3. TERM.  This engagement shall be effective as of the Effective Date.  The parties acknowledge that Consultant shall remain a full-time employee with the Company from the Effective Date until March 7, 2023, after which he shall convert into a consultant from March 8, 2023 to May 19, 2023 (the “Term”) with all obligations arising under this Agreement.  The Agreement may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with this Agreement.

4. COMPENSATION.  As full compensation for the services rendered pursuant to this Agreement, the Company shall pay the Consultant at the rate of:

(a)

$50,000, for Services performed during the Term,  to be paid on a prorated basis twice a month during the Term, according to the Company’s standard payroll schedule for all personnel. For avoidance of doubt, this will equate to payments of $10,000 each at mid-March, end March, mid-April, end April, and mid-May, and

(b) $50,000, upon the successful filing of the Q3 2023 Filing in May 2023.

Should Consultant leave the Company before the end of the Term, Consultant shall only be paid for the portion of the Term that he provided Services for, until his last day with the Company (“Termination Date”) and shall not receive the payment associated with (b).

5. VESTING.  (i) With respect to Consultant’s stock options granted, to date, to him as a Company employee, they shall continue to vest until Termination Date; this term was approved by the Board on March 3, 2023.  (ii) The deadline for exercising these stock options shall be extended for three (3) years from the Termination Date; this term was approved by the Board on February 8, 2023.

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